EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-149426, 333-177982, 333-239065, 333-196463, and 333-279911 on Form S-8 of our reports dated April 7, 2025, relating to the consolidated financial statements of Titan Machinery Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 31, 2025.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
April 7, 2025